Filed Pursuant to Rule 424(b)(3) and (c)
File No. 333-54080

PROSPECTUS SUPPLEMENT NO. 1
DATED JULY 26, 2002
TO
PROSPECTUS DATED FEBRUARY 5, 2001

INHALE THERAPEUTIC SYSTEMS, INC.

811,246 Shares of Common Stock

        This Prospectus Supplement supplements the Prospectus dated February 5, 2001 of Inhale Therapeutic Systems, Inc. (the "Prospectus") relating to the offer and sale of our Common Stock in connection with our acquisition of Bradford Particle Design plc. This Prospectus Supplement should be read in conjunction with the Prospectus, and is qualified by reference to the Prospectus, except to the extent that the information provided by this Prospectus Supplement supersedes the information contained in the Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

        INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. PLEASE CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 3 OF THE PROSPECTUS.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        Subsequent to the date of this Prospectus Supplement, the shares of Common Stock indicated in the Prospectus to be beneficially owned by Mazen Hanna may be transferred in whole or in part by Mazen Hanna to Golden Moons Ltd. in one or more transactions not constituting a sale of such shares. Golden Moons Ltd. will be deemed to be a Selling Security Holder with respect to any such shares that may be so transferred to it.